EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended October 10, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (November 2009 – October 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.3%	-0.7%	-0.3%	2.8%	-3.6%	-3.8%	1.3%	-3.8%	10.5%	-28.6%	-0.3	-0.5
B**	-1.3%	-0.7%	-0.7%	2.3%	-4.2%	-4.4%	0.6%	-4.4%	10.5%	-29.9%	-0.4	-0.6
Legacy 1***	-1.2%	-0.6%	1.3%	4.8%	-1.6%	-1.9%	N/A	-1.9%	10.3%	-23.7%	-0.1	-0.2
Legacy 2***	-1.2%	-0.6%	1.2%	4.7%	-1.8%	-2.2%	N/A	-2.2%	10.3%	-24.4%	-0.2	-0.3
Global 1***	-1.2%	-0.6%	1.5%	5.1%	-1.1%	-2.5%	N/A	-2.5%	9.8%	-21.9%	-0.2	-0.3
Global 2***	-1.2%	-0.6%	1.4%	4.9%	-1.4%	-2.8%	N/A	-2.8%	9.8%	-22.4%	-0.2	-0.4
Global 3***	-1.2%	-0.7%	0.1%	3.4%	-3.0%	-4.4%	N/A	-4.4%	9.8%	-27.9%	-0.4	-0.6

S&P 500 Total Return Index****	-3.1%	-3.3%	4.8%	10.7%	17.5%	15.4%	7.6%	15.4%	13.3%	-16.3%	1.1	1.9
Barclays Capital U.S. Long Gov Index****	1.7%	3.0%	18.5%	13.4%	4.4%	7.9%	6.9%	7.9%	11.4%	-15.5%	0.7	1.3
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	33%					33%
Energy	6%	Short	Heating Oil	2.0%	Short	6%	Short	Heating Oil	2.0%	Short
			Brent Crude Oil	1.5%	Short			Brent Crude Oil	1.5%	Short
Grains/Foods	13%	Short	Live Cattle	2.7%	Long	13%	Short	Live Cattle	2.7%	Long
			Soybeans	2.5%	Short			Soybeans	2.5%	Short
Metals	14%	Short	Gold	6.0%	Short	14%	Short	Gold	6.0%	Short
			Platinum	1.7%	Short			Platinum	1.7%	Short
FINANCIALS	67%					67%
Currencies	24%	Long $	Japanese Yen	6.1%	Short	24%	Long $	Japanese Yen	6.1%	Short
			Euro	6.0%	Short			Euro	6.0%	Short
Equities	16%	Long	S&P 500	3.0%	Long	16%	Long	S&P 500	3.0%	Long
			Nasdaq	2.4%	Long			Nasdaq	2.4%	Long
Fixed Income	27%	Long	Bunds	5.5%	Long	27%	Long	Bunds	5.5%	Long
			U.S. Treasury Bonds	3.6%	Long			U.S. Treasury Bonds	3.6%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy	Crude oil prices fell over 4% due to increased global supplies and waning demand. Natural gas markets also moved lower, under pressure from forecasts for warmer weather in the U.S.
Grains/Foods
U.S. grains markets rallied as increased international demand for U.S. crops drove prices higher.  Coffee prices rose to multi-year highs because of strong global demand and on supply concerns created by droughts in Brazil.

Metals
Precious metals markets finished higher after a sharp downside retracement of the U.S. dollar prompted buying.   The impact of the dollar was also visible in the base metals markets where the weaker dollar made copper more attractive to international buyers and drove prices higher.  Nickel prices fell as a result of weak European demand and uncertainty surrounding Chinese economic growth.

Currencies
Major currencies generally strengthened versus the U.S. dollar due to uncertainty surrounding the timing of upcoming monetary policy shifts in the U.S.  The release of minutes from the last meeting of the Federal Open Market Committee were perceived as less-hawkish-than-expected which fueled speculation that a U.S. interest rate hike may be farther off than previously anticipated and drove the dollar sharply lower.

Equities
Key equity indices in the U.S., Europe and Japan all finished lower because of weak economic indicators from the Eurozone and concerns ahead of the upcoming corporate earnings season.  Fears surrounding the further spreading of the Ebola virus also weighed on equity markets.  The Hong Kong Hang Seng Index finished slightly higher due to an early-week rally supported by a strong response to bullish U.S. jobs data and news pro-democracy protesters had agreed to formal talks with government officials.

Fixed Income
U.S. Treasury markets strengthened after the release of the FOMC meeting minutes cast doubts on the U.S. growth outlook.  German Bund markets similarly moved higher, fueled by weak German economic data and news Standard & Poor’s would be downgrading France’s credit rating.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.